                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549

                                   FORM 8-K/A

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             November 25, 1997
-------------------------------------------------------------------------------


                        CONTINENTAL NATURAL GAS, INC.
-------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


Oklahoma                          0-22867                     73-1198957
-------------------------------------------------------------------------------
(State of other jurisdiction    (Commission)          (IRS Employer File Number)
 of incorporation)


1437 South Boulder, Suite 1250          Tulsa,          Oklahoma         74119
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (zip code)


Registrant's telephone number, including area code          (918) 582-4700
-------------------------------------------------------------------------------


                               Not Applicable
-------------------------------------------------------------------------------
       (Former name or former address, if changed since last report.)

                 The undersigned Registrant hereby amends its Form 8-K filed on December 9, 1997, to include the audited financial statements of Taurus Energy Corp. and the related pro forma financial information.

Item 7.  Financial Statements, Pro-Forma Financial Information and Exhibits

             (a)    Historical financial statements of Taurus Energy Corp.

             (b)    Pro forma financial information

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
                                        CONTINENTAL NATURAL GAS, INC.

Dated:  February 6, 1998             By /s/ GARRY D. SMITH
                                        -------------------------------------
                                        Garry D. Smith
                                        Vice President and Controller

ITEM 7(a)  HISTORICAL FINANCIAL STATEMENTS



                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
Continental Natural Gas, Inc.

         We were engaged to audit the accompanying balance sheet of Taurus Energy Corporation as of December 31, 1996, and the related statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.

         We were unable to obtain certain written representations from management as required by generally accepted auditing standards.

         Since we were unable to obtain the required written representations from management, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on these financial statements.


/s/ COOPERS & LYBRAND LLP.


Tulsa, Oklahoma
January 16, 1998

                            TAURUS ENERGY CORPORATION
                                 BALANCE SHEETS
                 As of December 31, 1996 and September 30, 1997
                                 (in thousands)

                                                 December 31,   September 30,
                         ASSETS                     1996           1997
                         ------                    --------      --------
                                                                (Unaudited)
Current assets:
    Accounts receivable                            $  6,965      $  5,113
    Prepaid expenses                                    103            91
    Inventory                                            56          --
                                                   --------      --------

                                                      7,124         5,204
                                                   --------      --------

Gas plants and processing systems                    33,454        35,735
Other property and equipment                            163           163
Less accumulated depreciation and amortization       (2,113)       (4,116)
                                                   --------      --------

                                                     31,504        31,782
                                                   --------      --------

Other assets:
    Gas contract rights, net                            844           459
    Other assets                                        168           175
                                                   --------      --------

                                                      1,012           634
                                                   --------      --------

Total assets                                       $ 39,640      $ 37,620
                                                   ========      ========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued liabilities       $  7,505      $  5,415
                                                   --------      --------

Payable to parent company                            15,100        15,111
                                                   --------      --------

Deferred income taxes                                 6,212         6,232
                                                   --------      --------

Stockholders' equity:
    Common stock, $1 par value, 1,000 shares
      authorized, issued and outstanding                  1             1
    Additional paid-in capital                       10,036        10,036
    Retained earnings                                   786           825
                                                   --------      --------

                                                     10,823        10,862
                                                   --------      --------

Total liabilities and stockholders' equity         $ 39,640      $ 37,620
                                                   ========      ========


                   The accompanying notes are an integral part
                          of the financial statements.

                            TAURUS ENERGY CORPORATION

                            STATEMENTS OF OPERATIONS

                      For the Year Ended December 31, 1996
                  and the Nine Months Ended September 30, 1997
                                 (in thousands)


                                           December 31,   September 30,
                                              1996            1997
                                           ----------     ----------
                                                          (Unaudited)
Revenue:
    Gas sales                              $   27,557     $   22,697
    Gas Sales--related party                    1,173             --
    Product sales                              16,145         10,018
                                           ----------     ----------

                                               44,875         32,715
                                           ----------     ----------

Expenses:
    Cost of purchased gas                      33,237         24,813
    Operating expenses                          4,155          3,223
    Depreciation and amortization               3,082          2,394
    General and administrative                  1,866          1,490
    Interest                                    1,168            736
                                           ----------     ----------

                                               43,508         32,656
                                           ----------     ----------

Income before income taxes                      1,367             59

Income taxes                                      465             20
                                           ----------     ----------

Net income                                 $      902     $       39
                                           ==========     ==========



                   The accompanying notes are an integral part
                          of the financial statements.

                            TAURUS ENERGY CORPORATION

                            STATEMENTS OF CASH FLOWS

                      For the Year Ended December 31, 1996
                  and the Nine Months Ended September 30, 1997
                                 (in thousands)


                                                            December 31,   September 30,
                                                               1996            1997
                                                            ----------      ----------
                                                                           (Unaudited)
Cash flow from operating activities:
    Net income                                              $      902      $       39
    Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization                           3,082           2,394
         Deferred income tax expense                               465              20
         Effect of changes in:
            Accounts receivable                                 (2,586)          1,852
            Other current assets                                     2              68
            Accounts payable and accrued liabilities             2,106          (1,809)
                                                            ----------      ----------

         Net cash provided by operating activities               3,971           2,564
                                                            ----------      ----------

Cash flows from investing activities:
    Additions to gas plants and processing systems                (600)         (2,301)
    Other                                                           78               7
                                                            ----------      ----------

    Cash flows used by investing activities                       (522)         (2,294)
                                                            ----------      ----------

Cash flows from financing activities:
    Increase (decrease) in payable to parent company            (4,018)             11
    Increase (decrease) in book overdraft                          569            (281)
                                                            ----------      ----------

    Cash flows used by financing activities                     (3,449)           (270)

Increase (decrease) in cash                                       --              --
Cash at beginning of period                                       --              --
                                                            ----------      ----------

Cash at end of period                                       $     --        $     --
                                                            ==========      ==========



                   The accompanying notes are an integral part
                          of the financial statements.

                            TAURUS ENERGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                   Information relating to September 30, 1997
                and for nine months then ended is unaudited

1.       GENERAL

              Taurus Energy Corporation ("Taurus" or the "Company") is a Texas corporation involved primarily in natural gas gathering, processing and marketing with operations principally in Texas. On November 24, 1997, Continental Natural Gas, Inc. ("Continental") acquired all of the outstanding equity interest of Taurus from Coda Energy, Inc. ("Coda"). Coda is a majority-owned subsidiary of Joint Energy Development Investment Limited Partnership ("JEDI").

              The accompanying financial statements present the historical financial condition, results of operations and cash flows of the Company for periods during which the Company was owned by Coda and/or JEDI.

2.        SIGNIFICANT ACCOUNTING POLICIES

         ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash and short-term, highly liquid investments that are readily convertible to cash and have maturities of 90 days or less at the date of purchase. At December 31, 1996 and at September 30, 1997, Taurus had outstanding checks in excess of available cash balances. The resulting liabilities are included in accounts payable.

         ACCOUNTS RECEIVABLE - Substantially all of Taurus' accounts receivable arise from sales of natural gas or natural gas liquids produced at its plants. Most of Taurus' accounts receivable are from a broad and diverse group of oil and gas companies and do not represent a significant credit risk.

         INVENTORY - Inventory consists of natural gas liquids and is stated at the lower of cost, using the average cost method, or market.

                            TAURUS ENERGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                  Information relating to September 30, 1997
                 and for nine months then ended is unaudited




2.       SIGNIFICANT ACCOUNTING POLICIES, Continued

         PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives ranging from 5 to 15 years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income for the period. Maintenance and repairs are charged to expense as incurred.

              The carrying value of property and equipment is reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Assets determined to be impaired based on estimated undiscounted future net cash flows are reduced to estimated fair value. No such reduction in the carrying value of assets has been reflected in the accompanying financial statements.

         OTHER ASSETS - Other assets at December 31, 1996 and September 30, 1997 include $844,000 and $459,000, respectively, of purchased gas contract rights that are being amortized over the term of the related contract which end July 31, 1998.

         REVENUE RECOGNITION - Revenue is recognized when product is delivered.

         INCOME TAXES - Taurus is a member of a consolidated group with Coda for federal income tax purposes. The provision for income taxes reflected in the financial statements is calculated on a separate company basis.


3.       RELATED PARTY TRANSACTIONS

              Coda provides certain accounting, land, data processing and management services for which Coda has historically charged a fee of $90,000 per month, based upon an allocation of Coda's overhead. Such fee has been recorded as general and administrative expense in the accompanying financial statements.

              During the year ended December 31, 1996, Taurus paid Coda $218,000 for gas produced from wells operated by Coda. These amounts are included in gas purchases in the accompanying statements of operations. Revenues for the year ended December 31, 1996, include approximately $1.1 million for sales to an affiliate of JEDI. No such affiliate sales occurred for the nine months ended September 30, 1997. Accounts receivable from this affiliate of JEDI at December 31, 1996, were $11,000.

                            TAURUS ENERGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                   Information relating to September 30, 1997
                  and for nine months then ended is unaudited




3.       RELATED PARTY TRANSACTIONS, Continued

              Coda provided a corporate guaranty of Taurus' obligations under a gas purchase contract in an amount up to $1.2 million which expires with the production month of August 1998. The guaranty was terminated on November 24, 1997, when Taurus was acquired by Continental.

4.       COMMITMENTS AND CONTINGENCIES

              The Company has an inter-company payable to its parent, Coda, which represents an accumulated balance of advances and repayments since the acquisition of Taurus by Coda. The balance includes amounts originally borrowed to acquire Taurus, subsequent advances provided to fund processing plant additions, and other items paid on behalf of Taurus by Coda. This payable bears interest at a rate equivalent to Coda's current borrowing rates (approximately 7% for the year ended December 31, 1996). No specific repayment terms have been established with respect to the payable; however, Coda committed that it will not require repayment of the payable during 1997 and, therefore, the advances have been classified as long-term.

              During 1996 and 1997, Taurus was a joint and several guarantor of borrowings under Coda's debt agreements. As of the date of the acquisition by Continental, Taurus was released as a guarantor.

              In connection with the Company's acquisition of a gas plant in 1994, the seller entered into a four year contract with Taurus to purchase 10,000 MMBtu of gas per day at the Houston Ship Channel spot price plus a specified amount. Associated with this contract, Taurus entered into a contract to purchase 10,000 MMBtu of gas per day from an unrelated third party at the Houston Ship Channel spot price less $.01 per MMBtu throughout the contract period which ends July 31, 1998.

5.       CONCENTRATIONS

              During the year ended December 31, 1996, Taurus had sales to two customers which accounted for 21% and 11% of total revenues.

                            TAURUS ENERGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                   Information relating to September 30, 1997
                  and for nine months then ended is unaudited



5.       CONCENTRATIONS, Continued

              During 1996, one producer accounted for approximately 21% of the natural gas volumes purchased through the Company's gas systems and the four largest producers accounted for 42% of such volumes purchased. The loss of these producers could impact Taurus' production and the subsequent sale of its natural gas and natural gas liquids, which may adversely affect operating results.

6.       INCOME TAXES

              Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. The components of Taurus' deferred tax liabilities and assets are as follows (in thousands):

                                                                                     December 31,
                                                                                        1996
                                                                                     ----------
Deferred tax liability:
    Book basis of gas plants and processing systems in excess of tax basis           $    6,867
Deferred tax assets:
    Net operating loss carryforwards                                                       (655)
                                                                                     ----------

    Net deferred tax liabilities                                                     $    6,212
                                                                                     ==========


              All income tax expense and benefits shown on the accompanying statements of operations are deferred benefits and were computed at the U.S. statutory federal income tax rate.

              As of December 31, 1996, Taurus had net operating loss carryforwards ("NOLs") of approximately $1.9 million for income tax purposes that expire beginning in 2006.

                            TAURUS ENERGY CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                   Information relating to September 30, 1997
                  and for nine months then ended is unaudited



7.       EMPLOYEE BENEFITS

              The Company's parent sponsors a 401(k) defined contribution plan in which Taurus employees may participate. The 401(k) plan is available to all employees who have at least six months of service. The Company annually matches between 50% and 100% (based on years of service) of an employee's contribution up to 6% of an employee's annual compensation. For the year ended December 31, 1996, the Company's 401(k) expense was $53,000.

ITEM 7(b)  Pro forma financial information

                 CONTINENTAL NATURAL GAS, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                               September 30, 1997


                                                   Continental     Taurus     Adjustments       Pro Forma
                                                   -----------    --------    -----------       ---------
                      ASSETS                                         (in thousands)
Current assets:
    Cash and cash equivalents                        $  6,287     $   --       $                $ 6,287
    Accounts receivable                                42,839        5,113                       47,952
    Notes receivable - affiliates                          18         --                             18
    Gas inventory                                         650         --                            650
    Prepaid expenses                                       82           91                          173
                                                     --------     --------     --------         --------

    Total current assets                               49,876        5,204                       55,080

Investments                                               527         --                            527

Property and equipment, net                            69,898       31,782         (449)(a)     111,650
                                                                                 10,419 (b)
Deferred tax asset                                      6,608         --                          6,608
Other assets                                              672          634         (175)(a)       1,131
                                                     --------     --------     --------         --------

Total assets                                         $127,581     $ 37,620     $  9,795        $174,996
                                                     ========     ========     ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued liabilities         $ 47,916     $  5,415     $                $53,331
    Contract advances                                     518         --                            518
    Current portion of long-term debt                   4,204         --                          4,204
    Current portion of capital lease obligations        1,372         --                          1,372
                                                     --------     --------     --------        --------

    Total current liabilities                          54,010        5,415                       59,425

Long-term debt                                         23,301         --         42,000 (c)      65,301
Capital lease obligations                               6,588         --                          6,588
Deferred gain on sale - leaseback                         163         --                            163
Payable to Parent Company                                --         15,111      (15,111)(b)        --
Deferred income taxes                                    --          6,232       (6,232)(b)        --
                                                     --------     --------     --------        --------

Total liabilities                                      84,062       26,758       20,657         131,477

Shareholders' equity                                   43,519       10,862      (10,862)(d)      43,519
                                                     --------     --------     --------        --------

Total liabilities and shareholders' equity           $127,581     $ 37,620     $  9,795        $174,996
                                                     ========     ========     ========        ========



                     The accompanying notes are an integral
                 part of the consolidated financial statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET


         The pro forma condensed consolidated balance sheet, which has been prepared utilizing the historical balance sheet of Continental Natural Gas, Inc. and subsidiaries ("Continental") and Taurus Energy Corporation ("Taurus") as of September 30, 1997, is based upon the assumptions that the acquisition by Continental, accounted for under the purchase method, occurred as of September 30, 1997 and includes the following pro forma adjustments.

         (a) Adjustment to remove certain assets owned by Taurus at September 30, 1997 which were transferred to the owner of Taurus prior to the acquisition by Continental.

         (b) Adjustment to reflect the allocation of the total purchase price for Taurus of $42,000,000 in cash to the assets acquired and liabilities assumed.

                  The final allocation of the purchase price is contingent upon the receipt of final information on the acquired assets, but is not expected to differ materially from the preliminary allocation herein.

         (c) To reflect additional net borrowings of Continental associated with the acquisition.

         (d)      To eliminate Taurus shareholders' equity.

         The pro forma balance sheet should be read in conjunction with the financial statements and notes of Continental and Taurus as of September 30, 1997 and December 31, 1996.

                 CONTINENTAL NATURAL GAS, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                  For the Nine Months Ended September 30, 1997


                                                Continental      Taurus       Adjustments        Pro Forma
                                                 ---------      ---------      ---------         ---------
                                                                  (in thousands except per share)
Natural gas sales                                $ 202,983      $  22,697      $                 $ 225,680
Natural gas liquids sales                           30,751         10,018           (542)(a)        40,227
Gathering fees                                       2,863           --                              2,863
Other                                                   21           --                                 21
                                                 ---------      ---------      ---------         ---------

Total operating revenue                            236,618         32,715           (542)          268,791
                                                 ---------      ---------      ---------         ---------

Operating costs and expenses:
    Cost of purchased gas                          219,017         24,813            (44)(a)       243,786
    Operating expenses                               4,676          3,223           (348)(a)         7,551
    General and administrative                       5,412          1,490           (810)(b)         6,092
    Depreciation, depletion and amortization         2,852          2,394            (39)(a)         4,779
                                                                                    (428)(c)
                                                 ---------      ---------      ---------         ---------

    Total operating costs and expenses             231,957         31,920         (1,669)          262,208
                                                 ---------      ---------      ---------         ---------

Operating income                                     4,661            795          1,127             6,583
                                                 ---------      ---------      ---------         ---------

Operating income (expense):
    Interest expense                                (3,994)          (736)        (1,784)(d)        (6,514)
    Other, net                                         555                                             555
                                                 ---------      ---------      ---------         ---------

    Total other income (expense)                    (3,439)          (736)        (1,784)           (5,959)
                                                 ---------      ---------      ---------         ---------

Income (loss) before income taxes                    1,222             59           (657)              624

Income tax benefit (expense)                          (493)           (20)           250(e)           (263)
                                                 ---------      ---------      ---------         ---------

Net income (loss)                                $     729      $      39      $    (407)        $     361
                                                 =========      =========      =========         =========

Net income (loss) per common share:
    Primary                                      $    0.12                                       $    0.03
                                                 =========                                       =========

    Fully diluted                                $    0.11                                       $    0.03
                                                 =========                                       =========

Weighted average common shares outstanding:
    Primary                                          4,214                                           4,214
    Fully diluted                                    4,413                                           4,413



                             See Accompanying Notes.

                 CONTINENTAL NATURAL GAS, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                      For the Year Ended December 31, 1996


                                                      Continental       Taurus      Adjustments        Pro Forma
                                                       ---------      ---------      ---------         ---------
                                                                  (in thousands except per share)
Operating revenue:
   Natural gas sales                                   $ 208,779      $  28,730      $                 $ 237,509
   Natural gas liquids sales                              34,757         16,145           (772)(a)        50,130
   Gathering fees                                          1,995           --                              1,995
   Marketing fees and other                                1,130           --                              1,130
                                                       ---------      ---------      ---------         ---------

   Total operating revenue                               246,661         44,875           (772)          290,764
                                                       ---------      ---------      ---------         ---------

   Operating costs and expenses:
      Cost of purchased gas                              225,535         33,237            (56)(a)       258,716
      Operating expenses                                   5,978          4,155           (449)(a)         9,684
      General and administrative                           5,623          1,866         (1,080)(b)         6,409
      Depreciation, depletion and amortization             2,854          3,082            (51)(a)         5,427
                                                                                          (458)(c)
                                                       ---------      ---------      ---------         ---------

      Total operating costs and expenses                 239,990         42,340         (2,094)          280,236
                                                       ---------      ---------      ---------         ---------

   Operating income                                        6,671          2,535          1,322            10,528
                                                       ---------      ---------      ---------         ---------

   Operating income (expense):
      Interest expense                                    (2,702)        (1,168)        (2,167)(d)        (6,037)
      Other, net                                              16           --                                 16
                                                       ---------      ---------      ---------         ---------

      Total other income (expense)                        (2,686)        (1,168)        (2,167)           (6,021)
                                                       ---------      ---------      ---------         ---------

   Income (loss) before income taxes and                   3,985          1,367           (845)            4,507
        extraordinary item

   Income tax benefit (expense)                            3,635           (465)           321(e)          3,491
                                                       ---------      ---------      ---------         ---------

   Income (loss) before extraordinary item             $   7,620      $     902      $    (524)        $   7,998
                                                       =========      =========      =========         =========

Income before extraordinary item per common share:
   Primary                                             $    1.99                                       $    2.10
                                                       =========                                       =========
   Fully diluted                                       $    1.71                                       $    1.79
                                                       =========                                       =========

Weighted average common shares outstanding:
   Primary                                                 3,536                                           3,536
   Fully diluted                                           4,466                                           4,466



                             See Accompanying Notes.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


         The pro forma condensed consolidated statement of operations, which has been prepared utilizing the historical statements of operations of Continental Natural Gas, Inc. and Subsidiaries ("Continental") and Taurus Energy Corporation ("Taurus") for the year ended December 31, 1996 and the nine months ended September 30, 1997, are based upon the assumption that the acquisition by Continental, accounted for under the purchase method, occurred as of January 1, 1996 and include the following pro forma adjustments.

         (a) Adjustment to remove revenues and expense associated with certain assets owned by Taurus during 1996 and 1997 which were transferred to the owner of Taurus prior to the acquisition by Continental.

         (b) Adjustment to remove corporate overhead allocations charged by the prior owner of Taurus, which costs will not be incurred by Continental.

         (c) Adjustment to depreciation expense to reflect the increase in value of fixed assets acquired associated with the acquisition and estimated depreciation lives associated with the acquired assets.

         (d) Adjustment to reflect increase in interest expense on debt issued associated with the acquisitions.

         (e) Adjustment to income tax expense recognized to reflect expense associated with consolidated results of operations.

         The pro forma financial statements should be read in conjunction with the financial statements and notes of Continental and Taurus for the year ended December 31, 1996 and the nine months ended September 30, 1997. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.